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                                                                    EXHIBIT 10.6

                          SEVERANCE BENEFITS AGREEMENT

         THIS AGREEMENT made this as of the 15th day of November, 1994, by and between Nanophase Technologies Corporation, an Illinois corporation (the "COMPANY"), Steven Lazarus ("TRUSTEE"), and Dr. John C. Parker ("PARKER").

         WHEREAS, the Company desires to provide certain benefits to Parker in the event of the termination of his employment with the Company, and the Company may incur liabilities in connection with such benefits;

         WHEREAS, the Company wishes to establish a trust (hereinafter called "TRUST") and to contribute to the Trust assets that shall be held therein, not subject to the claims of the Company's creditors, until paid to Parker in such manner and at such times as specified in this Agreement while this Agreement remains in effect;

         WHEREAS, it is the intention of the Company to make a contribution to the Trust to provide the Trust with a source of funds to assist the Trust in meeting its liabilities under this Agreement.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         SECTION 1.  ESTABLISHMENT OF TRUST

         (a) The Company hereby deposits with Trustee in trust the sum of $75,000 to establish the Trust, which sum shall become the principal of the Trust to be held, administered, and disposed of by Trustee as provided in this Agreement. The Company shall have no obligation to deposit any additional sums to the Trust, and neither Trustee nor Parker or his beneficiaries shall have any right to compel such additional deposits.

         (b) The principal of the Trust, and any earnings thereon shall be held separate and apart from any other funds of the Company or the Trustee and shall except as otherwise set forth in this Agreement be used exclusively for the uses and purposes of satisfying Parker's rights under this Agreement. Any assets held by the Trust will not be subject to the claims of the Company's creditors.

         (c) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Agreement.

         SECTION 2.  PAYMENTS TO PARKER.

         (a) Unless sooner terminated pursuant to this Agreement, Parker shall be entitled to receive payments of $3,125 on the first and fifteenth day of each month commencing with the first day of the month following the month in which the Trustee shall have received a "Notice of Termination" (as defined below) from Parker, the Trustee shall have confirmed with the Company that such Notice of Termination has been received by the Company, and the Trustee shall not have received any written notice of protest from the Company as of the first such payment date. All such payments shall be paid by the Trustee by check delivered to Parker by the Trustee at the address set forth in this Agreement below, or to such other address as Parker shall have notified Trustee from time to time after the date of this Agreement.

         (b) For purposes of this Section 2, a "NOTICE OF TERMINATION" means a written notice delivered by Parker to both the Company and the Trustee in accordance with the notice provisions of this Agreement, stating that in fact one or more of the following events has occurred and is continuing:
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         (i)     the Company shall have (A) filed for protection under the
         federal bankruptcy laws, (B) become insolvent and unable to conduct its business and shall have commenced the liquidation of its assets, or (C) transferred all or substantially all of its assets for the benefit of creditors generally;

         (ii) sold all or substantially all of its assets, or shall have merged pursuant to an agreement under which the then existing shareholders of the Company own less than 50% of the combined entity following the merger, and the acquiring person or surviving company, as the case may be, shall not offer Parker employment on terms substantially equal to those enjoyed by Parker at the time such event may occur;

         (iii) Parker shall have been terminated without "cause", as defined below.

         (c) For purposes of this Section 2, the term "CAUSE" means (i) theft, embezzlement, misappropriation of funds, (ii) other acts which constitute a material violation of Parker's contractual obligations with the Company, and which are directly harmful to the business and affairs of the Company as determined in good faith by the Company's Board of Directors (the "BOARD"),
(iii) the continuing failure of Parker to fail to perform his duties with the Company as determined in good faith by the Board for any reason other than those set forth in (i) and (ii) above, which failures have been set forth in writing by the Company and delivered to Parker, and Parker has been given a reasonable opportunity to cure such failures, if appropriate in the circumstances.

         (d) Notwithstanding the foregoing, Parker shall be entitled to receive the Installment Payments required hereunder from the first date of payment through and including the earlier to occur of (i) the twenty fourth such payment, or (ii) the date on which Parker shall accept employment, whether by direct service with an entity or through a consulting arrangement.

         (e) The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         (f) The Trustee shall have no duty to inquire whether any facts, circumstances or events alleged in the Notice of Termination or in any notice of response by the Company shall in fact be true or shall have in fact occurred, and shall be entitled to rely on any statement of such facts, circumstances or events stated in any written notice from the Company or Parker for all purposes of performing his obligations under this Agreement.

         SECTION 3.  PAYMENTS TO THE COMPANY.

         (a) Except as provided in this Section 3, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Parker or this Agreement shall have terminated in accordance with its terms.

         (b) The Trustee shall pay to the Company (i) all interest earned on the assets of the Trust, at least semi-annually, less any sums expended by the Trustee to meet allowed expenses which have not previously been reimbursed by the Company or which may be necessary to pay tax obligations owing with respect to the income of the Trust, (ii) all principal of the Trust, together with interest due and owing thereon at the time of such principal payment, at such time as this Agreement shall terminate in accordance with Section 9(b) below, or Parker shall no longer be entitled to receive any payments





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from the Trust pursuant to the terms of Section 2 above.  The Trustee may reinvest income for the benefit of the Company in between payment dates.

         SECTION 4. INVESTMENT AUTHORITY. In addition to the powers conferred by law upon trustees, and not by way of limitation thereof, the Trustee is hereby authorized to exercise the following powers for the sole benefit of the beneficiary of the Trust: to invest and reinvest the trust estate wholly or partially in certificates of deposit with a duration of three months or less issued by banks having net assets in excess of $100,000,000, or in money-market funds or money market mutual funds having a constant share price sponsored by a bank having net assets in excess of $100,000,000, as the Trustee may deem advisable. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Company or Parker or his beneficiaries.

         SECTION 5. ACCOUNTING BY TRUSTEE. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made hereunder. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to the Company and Parker a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all investments purchased and sold (accrued interest paid or receivable being shown separately), and showing all cash and securities held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         SECTION 6.  RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or Parker which is contemplated by, and in conformity with, the terms of this Agreement and is given in writing by the Company or Parker. In the event of a dispute between the Company and Parker, Trustee may attempt to resolve the dispute, but in any event the Trustee shall be entitled to apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes to resolve any dispute between the Company and Parker, or undertakes or defends any litigation arising in connection with this Agreement, the Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses, and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

         (c) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist Trustee in preforming any of his duties or obligations hereunder.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

         (f) Notwithstanding any powers granted to Trustee pursuant to this Agreement or to





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applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         SECTION 7. COMPENSATION AND EXPENSES OF TRUSTEE. The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the income of the Trust.

         SECTION 8.  RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to the Company and Parker, which shall be effective thirty (30) days after receipt of such notice unless the Company, Parker and Trustee agree otherwise.

         (b) Upon resignation of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit. The Company and Parker agree that if Steven Lazarus shall resign as Trustee or shall no longer be available to serve as Trustee for any reason, then Keith Crandell shall be an acceptable successor Trustee to both the Company and Parker. If Mr. Crandell is not willing or able to serve as successor Trustee, or shall accept such appointment and thereafter resigns or is no longer available to so serve, the Company and Parker shall mutually agree on an independent third person to serve as successor Trustee. If the parties cannot so agree, the Company may appoint a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal, and shall pay the customary fees of such successor Trustee in such event.

         (c) The appointment of a successor Trustee shall be effective when accepted in writing by the successor Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall if possible execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         SECTION 9.  AMENDMENT OR TERMINATION.

         (a) The Trust created by this Agreement is intended to be and is irrevocable. Notwithstanding the foregoing, no amendment to this Agreement shall make the Trust revocable.

         (b) The Trust shall terminate upon notice by the Company to the Trustee of the occurrence of the earliest to occur of the following events: (i) Parker shall voluntarily terminate his employment with the Company, (ii) Parker shall die or shall suffer a long term disability (as determined in accordance with the terms of any disability insurance carried by or for the benefit of Parker at the time of determination, (iii) the Company shall have consummated the initial public offering of its securities, shall have obtained a listing for its securities on a nationally recognized stock exchange (including without limitation a NASDAQ National Market Systems listing), and any underwriter imposed "lock-up" period which bars the purchase or sale of shares of the Company's common stock issued pursuant to previously granted stock options shall have ended, and (iv) the close of business on November 15, 1999. Upon termination, the Trustee shall continue to have such powers provided in this Agreement as are necessary or desirable for the orderly liquidation and distribution of the sums remaining upon termination.

         SECTION 10.  MISCELLANEOUS.





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         (a)  Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. This Agreement may be signed in multiple counterparts, each of which when taken together shall constitute one and the same Agreement. Headings contained in this Agreement are for convenience only and are not intended to have any substantive effect whatsoever.

         (b) Any direction or notice authorized or required to be given by the Company, Parker or the Trustee under this Agreement shall be deemed delivered to the party intended to receive such communication if delivered at the address for such recipient set forth below their respective signatures below, or at such other address of which such party shall from time to time notify the other parties to this Agreement in writing in accordance with this paragraph, (i) on the date it is personally delivered, if delivery is by hand, (ii) on the day after deposit for delivery by a nationally recognized overnight courier service, or (iii) three business day following deposit for delivery by certified or registered first class United States mail, postage prepaid.

         (c) Benefits payable to Parker under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged or encumbered in any way. This Agreement is for the benefit of Parker only, and is not intended to be a benefit payable after death to his heirs, beneficiaries, personal representatives or assigns.

         (d) This Agreement shall be governed by and construed in accordance with the laws of Illinois. This Agreement may not be amended or modified in any way without the prior written consent of the Company and Parker, and if such amendment or modification would expand or otherwise change the rights, obligations and protections of the Trustee hereunder, the Trustee.





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         IN WITNESS WHEREOF, each of the undersigned have executed this
Agreement as of the date first written above.


"TRUSTEE"                                  "COMPANY"

                                           Nanophase Technologies Corporation,
                                           an Illinois corporation


___________________________________        By:________________________________
         Steven Lazarus                       Its President

Address: c/o ARCH Venture Partners         Address: __________________________
         135. S. LaSalle Street                     Burr Ridge, IL  _______
         37th Floor
         Chicago, Illinois 60603


"PARKER"


____________________________________
         John C. Parker

Address:         1597 Clemson Drive
                 Naperville, IL  60565









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